Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

SYNTEL, INC.

ARTICLE I

OFFICES AND RESIDENT AGENT

Section 1.1 REGISTERED OFFICE. The registered office of the corporation (the “Corporation”) shall be located within the State of Michigan as set forth in the Corporation’s articles of incorporation, as amended or restated (the “Articles of Incorporation”), provided that the board of directors of the Corporation (the “Board of Directors”) may at any time change the location of the registered office by making the appropriate filing with the Michigan Department of Licensing and Regulatory Affairs (“LARA”) in accordance with the provisions of the Michigan Business Corporation Act (the “MBCA”).

Section 1.2 OTHER OFFICES. The Corporation may have other offices, within or without the State of Michigan, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 1.3 RESIDENT AGENT. The name and address of the Corporation’s resident agent shall be as set forth in the Corporation’s Articles of Incorporation. The Board of Directors may change the resident agent at any time by making the appropriate filing with LARA.

Section 1.4 BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept upon the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

SHAREHOLDERS

Section 2.1 PLACE OF MEETING. Meetings of the shareholders shall be held at such place, either within or without the State of Michigan, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice. The Board of Directors may, in its discretion, determine that any meeting shall held solely by remote communication as set out in Section 2.2 below.

Section 2.2 REMOTE COMMUNICATION. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 521(3) of the MBCA. If so authorized, and subject to such guidelines and procedures as the board of directors may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may, by means of remote communication, participate in a meeting of shareholders and be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the corporation shall implement reasonable measures to provide such shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 2.3 ANNUAL MEETING. An annual meeting of shareholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held on the third Wednesday of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 1:00 p.m. local time, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. If the Board of Directors fails to hold an annual meeting of shareholders for at least 15 months after the last annual meeting of shareholders, any shareholder may demand in writing to the Corporation that an annual meeting be held.

Section 2.4 SPECIAL SHAREHOLDERS’ MEETINGS. Special meetings of the shareholders may be called by (i) by the president, (ii) by the president or secretary at the request in writing of a majority of the board of directors, or (iii) at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote and shall be held on such date, at such time and place, either within or without the State of Michigan, as shall be determined by the board of directors. The shareholders holding not less than 10% of all of the shares entitled to vote at a meeting may apply to the circuit court of the county in which the Corporation’s registered office or principal place of business is located to order a special meeting of the shareholders for good cause shown. The only business which may be conducted at a special meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of such meeting.

Section 2.5 FIXING THE RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.6 NOTICE OF SHAREHOLDERS’ MEETINGS; WAIVER OF NOTICE. Written notice stating the place (if any), date, and time of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and the purpose or purposes for which the meeting is called shall be given at least 10, but not more than 60, days before the date of the meeting, to each shareholder entitled to vote at the meeting. Notice shall be given personally, by mail, or by electronic transmission. Any shareholder entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting.

Section 2.7 VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall prepare and certify a complete list of all shareholders entitled to vote at a meeting of shareholders or any adjournment thereof, arranged alphabetically within each class and series, with the address of and the number of shares held by each shareholder. The list shall be produced at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire meeting. The list shall be prima-facie evidence of the shareholders entitled to examine the list or to vote at the meeting. If a meeting will be held solely by means of remote communication, the Corporation shall make the list open to the examination of any shareholder during the entire meeting on a reasonably accessible electronic network, and the notice of the meeting shall include the information required to access the list.

Section 2.8 QUORUM OF SHAREHOLDERS. At each meeting of shareholders for the transaction of any business, a quorum must be present to organize such meeting. Except as otherwise required by the MBCA, the Articles of Incorporation or a bylaw adopted by the shareholders or incorporators, shares entitled to cast a majority of the votes at a meeting shall constitute a quorum. Once a quorum has been established at a meeting, the shareholders present (in person or by proxy) can continue to do business until adjournment of the meeting notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The shareholders present at a meeting of shareholders, even if not comprising a quorum, may adjourn the meeting.

Section 2.9 VOTING OF SHARES. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series. Other than the election of directors, any action taken by vote of the shareholders shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action unless a greater vote is required in the Articles of Incorporation or another section of the MBCA. A vote may be cast orally or in writing. Directors shall be elected by a plurality of the votes cast at an election. Shareholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Section 2.10 VOTING BY PROXY OR NOMINEE. A shareholder may vote either in person or by proxy executed by the shareholder or the shareholder’s attorney-in-fact. A shareholder may appoint a proxy by written authorization or by electronic transmission with information sufficient for the Corporation to determine that the shareholder authorized the transmission. No proxy shall be valid for more than three years unless a longer time is expressly provided in the proxy. A proxy shall be revocable unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy made irrevocable is revoked when the interest which supports the proxy has terminated. The death or incapacity of the shareholder appointing a proxy shall not revoke the proxy’s authority unless the Corporation receives notice of an adjudication of the death or incapacity before the proxy is exercised. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee or a nominee of the pledgee.

Section 2.11 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if written consents setting forth the action taken are signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The consents shall be filed with the Secretary for inclusion with the records of meetings of the Corporation. The Corporation shall promptly give notice of the action taken to all non-consenting shareholders as required by the MBCA.

ARTICLE III

DIRECTORS

Section 3.1 POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided by the BCA or the Articles of Incorporation. Directors need not be shareholders of the Corporation.

Section 3.2 NUMBER OF DIRECTORS. The Board of Directors shall consist of one or more members. Subject to any provision in the Articles of Incorporation fixing the number of directors, the exact number of directors shall be fixed from time to time by resolution of the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 3.3 TERM OF OFFICE. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors, each of whom shall hold office until a successor is duly elected and qualified or until each director’s earlier death, resignation, disqualification, or removal.

Section 3.4 RESIGNATION. A director may resign at any time by giving written notice to the Corporation. Such resignation is effective on the later of the date of receipt of the notice of resignation or the effective date specified therein. Any pending vacancy may be filled before the effective date of the current director’s resignation, but the successor shall not take office until the effective date.

Section 3.5 REMOVAL. Any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors, at any meeting of shareholders called expressly for that purpose.

Section 3.6 VACANCIES. Unless otherwise provided in the Articles of Incorporation, any vacancy, including a vacancy due to an increase in the size of the Board of Directors, may be filled by the Board of Directors, by the affirmative vote of a majority of the remaining directors, even though less than a quorum, or by the shareholders at an annual or special meeting called for that purpose. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor in office and until a qualified successor shall have been elected and qualified.

Section 3.7 REGULAR MEETINGS OF DIRECTORS. A regular meeting of the newly-elected Board of Directors shall be held immediately after, and without other notice, at the same place as the annual meeting of shareholders, provided a quorum is present. Other regular meetings of the directors may be held at such times and places, within or without the State of Michigan, as the Board of Directors may determine.

Section 3.8 SPECIAL MEETINGS OF DIRECTORS. Special meetings of the board of directors shall be held whenever called by the chairman of the board of directors (if this office is filled), the president, or by a majority of the directors then in office (or if the board of directors consists of only two (2) members, then only one (1) director).

Section 3.9 PARTICIPATION BY REMOTE COMMUNICATION. Any member of the Board of Directors or a committee thereof may participate in any meeting by, or conduct the meeting through the use of, any means of remote communication through which all persons participating in the meeting can communicate with the other participants. Any director participating in a meeting by remote communication is considered present in person at the meeting.

Section 3.10 NOTICE OF DIRECTORS’ MEETINGS. No notice shall be required for regular meetings of the Board of Directors. All special meetings of the Board of Directors shall be held upon not less than twenty-four (24) hours’ notice stating the date, place, and time of meeting delivered to each director personally, by mail, or by electronic transmission.

Section 3.11 WAIVER OF NOTICE. Any director entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.12 QUORUM AND ACTION BY THE BOARD. A majority of the directors currently holding office shall constitute a quorum for the transaction of business. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by the law, the Articles of Incorporation, or these Bylaws.

Section 3.13 COMPENSATION. Directors shall not receive any stated salary for their services, but the Board of Directors, by the affirmative vote of a majority of directors in office, may provide for a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board of Directors or a committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.14 ACTION BY DIRECTORS WITHOUT A MEETING. Unless prohibited by the Articles of Incorporation, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior or subsequent to the action, all members of the Board of Directors then in office or the committee consent thereto in writing or by electronic transmission and the written consents are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.15 COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may establish one or more committees to serve at the pleasure of the Board of Directors, each of which shall have one or more directors as members. Each committee shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to do any of the following:

(a) Amend the Articles of Incorporation or Bylaws;

(b) Adopt an agreement of merger, conversion, or share exchange;

(c) Recommend to shareholders:

(i) the sale, lease, or exchange or all or substantially all of the Corporation’s property and assets; or

(ii) dissolution of the Corporation or a revocation of dissolution.

(d) Fill vacancies on the Board of Directors;

(e) Unless expressly authorized by the Articles of Incorporation or a resolution of the Board of Directors:

(i) declare a distribution or dividend; or

(ii) authorize the issuance of shares.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV

OFFICERS

Section 4.1 OFFICERS. The officers of the Corporation shall be elected by the Board of Directors and shall include a President, a Secretary, and a Treasurer. The Board of Directors, in its discretion, may appoint any other officers, including a Chairperson, one or more vice-presidents, and assistant officers and agents, as it may deem necessary. Any two or more offices may be held by the same person.

Section 4.2 ELECTION. Officers shall be elected annually at the meeting of the Board of Directors held after each annual meeting of shareholders. Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors.

Section 4.3 REMOVAL; RESIGNATION; VACANCIES. Any officer elected by the Board of Directors may be removed with or without cause by the vote of a majority of the Board of Directors. Removal shall be without prejudice to any contract rights of the officer removed. Any officer may resign at any time by giving written notice to the Corporation. Resignation is effective when the Corporation receives the notice, unless the notice provides a later effective date. Any vacancies may be filled in accordance with Section 4.2 of the Bylaws.

Section 4.4 CHAIRMAN OF THE BOARD. If the Board of Directors elects or appoints a Chairman of the Board, he or she shall be elected or appointed by, and from among, the membership of, the Board of Directors. He or she shall preside at all meetings of the stockholders and the Board of Directors and of any executive committee. He or she shall perform such other duties and functions as shall be assigned to him or her from time to time by the Board of Directors. He or she shall be, ex officio, a member of all standing committees. Except where by law the signature of the President of the Corporation is required, the Chairman of the Board shall possess the same power and authority to sign all certificates, contracts, instruments, papers and documents of every conceivable kind and character whatsoever in the name of and on behalf of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, or while that office is vacant, the Chairman of the Board shall exercise all of the powers and discharge all of the duties of the President.

Section 4.5 PRESIDENT. The President shall be the chief executive officer of the Corporation, and subject to the direction of the Board of Directors, shall have general supervision over the business and affairs of the Corporation. The President shall preside at all meetings of the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried out, and shall perform all other duties as the Board of Directors shall assign.

Section 4.6 VICE-PRESIDENTS. In the absence of the Chairman of the Board or the President or in the event of his or her inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 4.7 SECRETARY. The Secretary shall attend all meetings of the Board of Directors and shareholders, record all votes and the minutes of all proceedings, and perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the Board of Directors and shareholders and perform all other duties the Board of Directors or President shall assign. The Secretary shall be the custodian of the records of the Corporation and attest to any document, when duly authorized by the Board of Directors.

Section 4.8 ASSISTANT SECRETARIES. The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform all other duties as the Board of Directors, President, or Secretary shall assign. In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board of Directors and shareholders shall be recorded by the person designated by the President or Board of Directors.

Section 4.9 TREASURER. The Treasurer shall be the principal financial officer of the Corporation, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories designated by the Board of Directors, and in general shall perform all of the duties incident to the office of Treasurer and such other duties as the Board of Directors or President shall assign.

Section 4.10 DISBURSEMENTS. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for the disbursements. The Treasurer shall keep and maintain the Corporation’s books of account and shall render to the Board of Directors and President an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation and exhibit the books, records, and accounts to the Board of Directors and President at any time.

Section 4.11 BOND. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with a surety or sureties satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the incumbent’s possession or under the incumbent’s control belonging to the Corporation.

Section 4.12 ASSISTANT TREASURERS The Assistant Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the treasurer, and shall perform all other duties as the Board of Directors, President, or Treasurer shall assign.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.1 INDEMNIFICATION FOR SUCCESSFUL DEFENSE. The Corporation shall, to the fullest extent permitted by law, indemnify any director or officer who was successful, on the merits or otherwise, in the defense of any action, suit, or proceeding to which he or she was a party by reason of the fact that he or she is or was a director or officer of the Corporation, against actual and reasonable expenses (including attorneys’ fees) incurred by him or her in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification provided for in this Section 5.1.

Section 5.2 INDEMNIFICATION FOR OTHER PROCEEDINGS. The Corporation may, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding because the person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another entity, against expenses (including attorneys’ fees), judgments, penalties, fines, and settlement amounts (or, in the case of actions or suits by or in the right of the Corporation, expenses (including attorneys’ fees) and settlement amounts) actually and reasonably incurred by such person in connection with the action, suit, or proceeding if the person:

(a) Acted in good faith and in a manner the person reasonably believed to be in (or not opposed to) the best interests of the Corporation or its shareholders.

(b) Had no reasonable cause to believe the person’s conduct was unlawful, with respect to a criminal action or proceeding.

Section 5.3 NON-EXCLUSIVITY OF INDEMNIFICATION RIGHTS. The rights of indemnification set out in this Article V shall be in addition to and not exclusive of any other rights which such director or officer or other person may be entitled to under the Articles of Incorporation, these Bylaws, a resolution of the Board of Directors, any other agreement with the Corporation, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

ARTICLE VI

SHARE CERTIFICATES AND TRANSFER

Section 6.1 CERTIFICATES REPRESENTING SHARES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares. If any uncertificated shares are issued, the Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to Section 450.1332 of the MBCA. Certificates representing shares of the Corporation shall state upon the face thereof:

•	The Corporation is formed under the laws of the State of Michigan.

•	The name of the person to whom the certificate is issued.

•	The number and class of shares and the designation of the series, if any, which the certificate represents.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Section 6.2 TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof, or by such person’s attorney lawfully constituted in writing, and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share transfer records of the Corporation by an entry showing from and to whom the shares were transferred.

ARTICLE VII

DISTRIBUTIONS

Section 7.1 DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders in cash, property, or shares of the Corporation to the extent permitted by law and the Articles of Incorporation.

Section 7.2 RESERVES. Before payment of any dividends and distributions, there may be set aside out of any funds of the Corporation available for dividend or distribution such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.3 FIXING RECORD DATES FOR DIVIDENDS AND DISTRIBUTIONS. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase, redemption, or acquisition by the Corporation of any of its own shares) or a share dividend, the Board of Directors of the Corporation may, at the time of declaring the dividend or distribution, set a record date no more than 60 days before the date of the dividend or distribution. If the Board of Directors fails to set a record date for any such dividend or distribution, the record date shall be the date on which the Board of Directors adopts the resolution declaring the distribution or share dividend.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 SEAL. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

Section 8.2 VOTING SECURITIES. Unless otherwise directed by the Board of Directors, the Chairman of the Board or President, or in the case of their absence or inability to act, the Vice Presidents, in order of their seniority, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or to execute in the name or on behalf of the Corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the Corporation to attend and vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings he or she or his or her duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors by resolution from time to time may confer like power upon any other person or persons.

Section 8.3 CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.4 FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.5 SIGNATURES ON CORPORATE RECORDS. Any of or all of the signatures on any document, written consent, or other corporate record may be delivered by facsimile, e-mail or other means of electronic transmission and shall be deemed to have the same legal effect as delivery of an original.

Section 8.6 CONTRACTS. Except where by law the signature of the President of the Corporation is required, each officer, including the Chairman of the Board, shall possess the same power and authority to execute on the Corporation’s behalf any and all contracts, agreements, bonds, deeds, leases, or other obligations of the Corporation arising in its regular course of business other than where the Corporation’s Board of Directors designates one or more specific officers or agents to act on the Corporation’s behalf. All documents, instruments and writings of any nature not arising in its regular course of business shall be executed and delivered by the Corporation’s officer or officers and in such manner as the Board of Directors may, from time to time, determine.

Section 8.7 INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

ARTICLE IX

AMENDMENT OF BYLAWS

These Bylaws may be amended or repealed, or new bylaws adopted, at any regular or special meeting of the shareholders at which a quorum is present, by a majority vote of shareholders entitled to vote at such meeting. The notice of any meeting at which action shall be taken to alter these Bylaws shall include a copy of the proposed amendment or a summary of the changes proposed to be made. The Board of Directors may also amend or repeal these Bylaws and adopt new bylaws at any regular or special meeting of the Board of Directors at which a quorum is present, by a majority vote of the members attending, except with respect to any provision that by virtue of the law, the Articles of Incorporation, or these Bylaws requires action by the shareholders, and subject to the power of the shareholders to alter or repeal bylaws made by the Board of Directors.